                                                                   Exhibit 10.61

                              ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (the "Escrow Agreement") dated as of July 1, 1996, by and among SERAGEN TECHNOLOGY, INC., a Delaware corporation with an address at 97 South Street, Hopkinton, Massachusetts 01748 (the "Assignor"), the Investors set forth on Schedule A hereto (each an "Investor" and collectively the "Investors"), and MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C. (the "Escrow Agent").

         WHEREAS, Seragen, Inc. ("Seragen") has transferred certain patents to the Assignor pursuant to an Assignment of Patents by Seragen to the Assignor; and

         WHEREAS, pursuant to a Subscription Agreement of even date herewith the Investors will make a capital contribution to Seragen, in the aggregate amount of $23,800,000, in return for certain consideration, including the issuance by the Assignor of its Class B Common Stock (the "Class B Shares") to the Investors in the amounts set forth on Schedule A hereto; and

         WHEREAS, as a condition to the making of their capital contributions, the Investors have required that the Assignor execute and deliver a certain Collateral Assignment of Patents as security for the obligations of the Assignor with respect to payment of dividends on the Class B Shares;

         WHEREAS, in order to facilitate the grant of the conditional assignment of Patents to the Investors and the reassignment of the Patents to the Assignor upon redemption in full of the Class B Shares, the Assignor and the Investors have agreed that the Collateral Assignment of Patents and the Reassignment of Patents shall be delivered to the Escrow Agent to be held pursuant to this Escrow Agreement; and

         WHEREAS, the Escrow Agent has agreed to serve as escrow agent pursuant to the terms and conditions of this Escrow Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. APPOINTMENT OF THE ESCROW AGENT. The Assignor and the Investors hereby appoint and designate the Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment, subject to the terms and conditions contained herein.

         2.  Establishment of the Escrow.
             ---------------------------

             Concurrently with the execution of this Agreement, (i) the Assignor is delivering to the Escrow Agent to hold pursuant to the terms of this Escrow Agreement, five fully-executed copies of a Collateral Assignment of Patents (the "Collateral Assignment"), and (ii) each

Investor, is delivering to the Escrow Agent to hold pursuant to the terms of this Escrow Agreement two fully-executed copies of a Reassignment of Patents (the "Reassignment"). The documents delivered to the Escrow Agent are sometimes collectively referred to as the "Escrow Documents." The Escrow Agent hereby acknowledges receipt of the Escrow Documents and agrees to hold and distribute the Escrow Documents as provided herein.

         3.       Distribution of the Collateral Assignment of Patents.
                  ----------------------------------------------------

                  In the event that the Security Agent authorized to act for the Investors under the Collateral Assignment of Patents (the "Security Agent") delivers to the Escrow Agent, with a copy to the Assignor, a written notice stating that a dividend payment on the Class B Shares is in arrears and is due and payable, the Escrow Agent shall, upon the expiration of 60 days following such receipt of notice without payment of such arrearage, insert the date of the notice in the first line of each copy of the Collateral Assignment and deliver to each Investor one executed and dated copy of the Collateral Assignment and deliver one fully-executed and dated copy of the Collateral Assignment to the Assignor along with notice of the delivery to the Security Agent.

         4.       Distribution of Reassignment of Patents.
                  ---------------------------------------

                  In the event the Assignor gives the Escrow Agent a written notice purported to be signed by a duly-authorized officer, that all of the Class B Shares have been redeemed by the Assignor, Escrow Agent shall as soon after receipt of such notice as is practicable, but in no event later than the 10th day following such notice, insert the date of the notice in the first line of the Reassignment and deliver to each of the Assignor and each Investor one fully-executed and dated copy of the Reassignment of Patents.

         5. ESCROW AGENT FEES AND EXPENSES. The Escrow Agent shall not be entitled to compensation for its services hereunder as Escrow Agent, but shall be entitled to reimbursement for its out of pocket costs and expenses indemnification payments due under paragraph 6.6 hereof. The costs and expenses of Escrow Agent, including attorneys' fees, shall be borne by the Assignor.

         6.       Escrow Agent.
                  ------------

                  6.1 DUTIES AND RESPONSIBILITIES. The duties and responsibilities of the Escrow Agent hereunder shall be limited to those expressly set forth in this Escrow Agreement, and the Escrow Agent shall not be bound in any way by any other contract or agreement between the parties hereto, whether or not the Escrow Agent has knowledge of any such contract or agreement or of the terms or conditions thereof. In the event the Escrow Agent shall be uncertain as to any duties or responsibilities hereunder or shall receive instructions from any of the parties hereto with respect to the Escrow Documents which in its belief are in conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action until it has consulted with its counsel or it shall be directed to do so in writing by the parties hereto or by order of a court of competent jurisdiction in proceedings which the Escrow Agent or any other party hereto shall be entitled to commence. The Escrow Agent may act upon the advice of its counsel in taking or refraining from taking any action hereunder and may act upon any instrument or other writing believed in good faith to be genuine and to be signed and presented by the proper person or persons.

                  6.2 LIABILITY. The Escrow Agent shall not be liable to anyone for any damage, loss or expense incurred as a result of any act or omission of the Escrow Agent, unless such damage, loss or expense is caused by the Escrow Agent's willful default or gross negligence. Accordingly, and without limiting the foregoing, the Escrow Agent shall not incur any such liability with respect to (a) any action taken or omitted under this Escrow Agreement, or (b) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for herein, not only as to its due execution by an authorized person and as to the validity and effectiveness of such instrument, but also as to the truth and accuracy of any information contained therein.

                  6.3 DISPUTES. In the event of a dispute between any of the parties hereto sufficient in the discretion of the Escrow Agent to justify its doing so, the Escrow Agent shall be entitled to tender the Escrow Documents into the registry or custody of any court of competent jurisdiction, to initiate such legal proceedings as it deems appropriate, and pursuant thereto to be discharged from all further duties and liabilities under this Escrow Agreement with respect to the Escrow Documents so tendered. Any such legal action may be brought in any such court as the Escrow Agent shall determine to have jurisdiction with respect to such matter. The filing of any such legal proceedings shall not deprive the Escrow Agent of its rights to indemnification hereunder.

                  6.4 ATTACHMENT. In the event all or any part of the Escrow Documents shall be attached, garnished or levied upon pursuant to any court order, or the delivery thereof shall be stayed or enjoined by a court order, or any other order, judgment or decree shall be made or entered by any court affecting the Escrow Documents or any part hereof or any act of the Escrow Agent, the Escrow Agent is authorized to obey and comply with all writs, orders, judgments or decrees so entered or issued by any such court, without the necessity of inquiring whether such court has jurisdiction; and if the Escrow Agent obeys or complies with any such writ, order, or decree, it shall not be liable to any of the parties hereto or any other person by reason of such compliance.

                  6.5 LEGAL ACTION. The Escrow Agent shall have no duty to incur any out-of-pocket expenses or to take any legal action in connection with this Escrow Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding that would result in or might require it to incur any cost, expense, loss, or liability, unless and until it shall be indemnified with respect thereto in accordance with Paragraph 6.6 of this Agreement.

                  6.6 INDEMNIFICATION. Without determining or limiting any rights as between the Assignor and the Investors, which rights shall exist outside this Escrow Agreement and not be prejudiced hereby, the Assignor and the Investors jointly and severally hereby agree to indemnify and hold harmless the Escrow Agent against any and all cost, loss, damage, disbursement, liability, and expense, including reasonable attorneys' fees, which may be imposed upon or incurred by the Escrow Agent hereunder, or in connection with the performance of its duties hereunder, including any litigation arising out of this Escrow Agreement, or involving the subject matter hereof, except only costs, losses, claims, damages, disbursements, liabilities and expenses arising out of the Escrow Agent's acts or omissions for which the Escrow Agent is adjudged willfully malfeasant or grossly negligent by a final decree, order or judgement of a court of competent jurisdiction from which no appeal is taken within the applicable appeals period.

                  6.7 RESIGNATION. The Escrow Agent, and the Escrow Agent's successors hereinafter appointed, may at any time resign by giving notice in writing to the Assignor and the Agent, and shall be discharged of all duties hereunder upon the appointment of a successor escrow agent which shall be appointed by mutual agreement of the Assignor and the Agent. If the Agent and the Assignor are unable to agree on a successor escrow agent, any of such parties may petition a court of competent jurisdiction to appoint one. From the date upon which the Escrow Agent sends notice of any resignation until the acceptance by a successor escrow agent appointed as provided herein, the Escrow Agent's sole obligation hereunder shall be to hold the Escrow Documents delivered to it in accordance with this Escrow Agreement. Any such successor escrow agent shall deliver to the Assignor and the Agent a written certificate accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the escrow agent hereunder and shall be entitled to receive the benefit of the provisions set forth above.

                  6.8 LAW FIRM ESCROW AGENT. Nothing contained herein shall be deemed to prevent any law firm serving as the Escrow Agent, or as a successor escrow agent, from acting as counsel for the Assignor or any Investor, any of their respective stockholders, or any of their respective affiliates, or any other party in any matter, including resolution of disputes and claims subject to, arising under or related to the bank loan transactions referred to herein or arising under or related to this Escrow Agreement.

            7. TERMINATION OF AGREEMENT. When all of the Escrow Documents have been distributed pursuant to the provisions of this Escrow Agreement, this Escrow Agreement, except for the provisions of Sections 6.2 and 6.6 hereof, shall terminate.

                  In the event that the Escrow Agent has not distributed the Escrow Documents pursuant to the provisions of this Escrow Agreement, or pursuant to the joint instructions of the Assignor and the Security Agent before the first date at which none of the Class B Shares issued by the Assignor are outstanding, this Agreement shall terminate on said date, and the Escrow Agent shall be authorized to destroy the Escrow Documents remaining in its possession, and as of said termination date, this Escrow Agreement shall null, void, and of no further force or effect whatsoever, except for the provisions of Section 6.2 and 6.6 hereof which shall survive such termination.

         8.  Miscellaneous.
             -------------

                  8.1 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by certified or registered mail, return receipt requested, postage prepaid.


         If to the Investors:               Mr. Leon C. Hirsch
                                            150 Glover Avenue
                                            Norwalk, CT 06856
                                            Fax:  (203) 846-5988

                                            Ms. Turi Josefsen
                                            150 Glover Avenue
                                            Norwalk, CT 06856
                                            Fax:  (203) 846-5988

                                            Mr. Gerald S.J. Cassidy
                                            Mrs. Loretta P. Cassidy
                                            c/o G. Cassidy & Associates, Inc.
                                            700 13th Street, N.W., Suite 400
                                            Washington, DC 20005
                                            Fax:  (202) 347-2708

                                            Seragen LLC
                                            147 Bay State Road
                                            Boston, MA 02215
                                            Attn:  Kenneth G. Condon
                                            Vice President for Financial
                                              Affairs and Treasurer
                                            Fax:  (617) 353-5492

         If to the Assignor:                  Seragen Technology, Inc.
                                              97 South Street
                                              Hopkinton, MA 01748
                                              Attention:  President
                                              Fax:  (508) 435-9805

         with a copy to:                      Jeffrey M. Wiesen, Esquire
                                              Mintz, Levin, Cohn, Ferris,
                                                Glovsky and Popeo, P.C.
                                              One Financial Center
                                              Boston, MA 02111
                                              Fax:  (617) 542-2241

         If to the Escrow Agent:              Mintz, Levin, Cohn, Ferris
                                                Glovsky and Popeo, P.C.
                                              One Financial Center
                                              Boston, MA 02111
                                              Attn:  Jeffrey M. Wiesen, Esquire
                                              Dennis I. Greene, Esquire

         All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by certified or registered mail, on the 5th business day following the day such mailing is made.

                  8.2 ENTIRE AGREEMENT. This Escrow Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Escrow Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Escrow Agreement. This Escrow Agreement is being executed and delivered, and the Escrow Documents are being deposited, for the purposes of providing a mechanism for delivery of the Collateral Assignment and Reassignment documents at some future time.

                  8.3 MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Escrow Agreement may be modified or amended only by written agreement executed by all parties hereto.

                  8.4 WAIVERS AND CONSENTS. The terms and provisions of this Escrow Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Escrow Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

                  8.5 BENEFIT. All statements, representations, warranties, covenants and agreements in this Escrow Agreement shall be binding on the parties hereto and shall inure to the benefit of the parties hereto. Nothing in this Escrow Agreement shall be construed to create any rights or obligations except among the parties hereto, and no other person or entity shall be regarded as a third-party beneficiary of this Escrow Agreement.

                  8.6 GOVERNING LAW. This Escrow Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

                  8.7 SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Escrow Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Escrow Agreement shall nevertheless remain in full force and effect.

                  8.8 HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Escrow Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

                  8.9 ENFORCEMENT. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Escrow Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Escrow Agreement by the other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

                  8.10 NO WAIVER OF RIGHTS, POWERS AND REMEDIES. No failure or delay by a party hereto in exercising any right, power or remedy under this Escrow Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Escrow Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Escrow Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

                  8.11 EXPENSES. Except for the fees and expenses of the Escrow Agent which shall be paid as provided in Section 6, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Escrow Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

                  8.12 COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                  8.13 OTHER DELIVERIES. Notwithstanding any provision of this Escrow Agreement to the contrary, if at any time the Escrow Agent shall receive joint written instructions signed by the Assignor and the Security Agent with respect to delivery of any or all of the Escrow Documents, the Escrow Agent shall deliver such Escrow Documents in accordance with such written instructions.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.

                              Assignor:

                              SERAGEN TECHNOLOGY, INC.

                              By: /s/ George W. Masters
                              -------------------------------------
                              Name: George W. Masters
                              Title: Vice Chairman, Chief Executive
                                     Officer and President


                              Investors:

                              /s/ Leon C. Hirsch
                              --------------------------------------
                              Leon C. Hirsch


                              /s/ Turi Josefsen
                              --------------------------------------
                              Turi Josefsen


                              /s/ Gerald S. J. Cassidy
                              --------------------------------------
                              Gerald S. J. Cassidy


                              /s/ Loretta P. Cassidy
                              --------------------------------------
                              Loretta P. Cassidy



                              SERAGEN LLC

                              By: /s/ Kenneth G. Condon
                                  ---------------------------------
                                  Name:
                                  Title:



                              Escrow Agent:


                              /s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo
                              -------------------------------------------------
                              Mintz, Levin, Cohn, Ferris, Glovsky and
                              Popeo, P.C.